EXHIBIT 99.1

Welcome to the CancerVax Financial Community Luncheon Saturday, June 5, 2004

Donald L. Morton, M.D. Medical Director, Surgeon-in-Chief, and a member of the Board of Directors at the John Wayne Cancer Institute CancerVax Founder and a member of the CancerVax Board of Directors Presentation - "CanvaxinTM A Specific Active Immunotherapy Approach to the Treatment of Advanced Stage Melanoma"

Eric Rowinsky, M.D. Sr. Scientist at the Institute for Drug Development of the Cancer Therapy & Research Foundation Clinical Professor of Medicine, Div. of Medical Oncology, Univ. of Texas Health Science Center Presentation - "The Epidermal Growth Factor Receptor (EGFR) Signal Pathway and its Role in Cancer: Interrelationship Between Ligand and Receptor"

CanvaxinTM A Specific Active Immunotherapy Approach to the Treatment of Advanced Stage Melanoma

FORWARD LOOKING STATEMENTS: This presentation may include forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to them. Forward-looking statements include the information concerning the results of our clinical trials, our possible or assumed future growth opportunities, the effects of future regulation and the effects of competition. Forward-looking terminology includes words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update the information provided in this presentation to reflect events or circumstances after the date hereof.

Melanoma Disease Overview Estimated incidence of 54,200 in the US(1) and increasing at a rate of 5% throughout the world Most patients are diagnosed in Stage I/II, and are usually cured by surgery alone 7,600 deaths reported per year in the US(1) Five year survival rates decrease as the disease stage increases(2) Stage I: 89-95% Stage II: 45-79% Stage III: 27-70% Stage IV: 10-19% A great need exists for improved therapy for patients with Stage III and Stage IV disease Interferon alpha-2b is approved for post surgical therapy for patients 18 years or older with malignant melanoma who are free of disease, but at high risk for systemic recurrence3 The use of interferon alpha-2a is limited by significant toxicity and inconsistent efficacy results in clinical trials 1Jemal A, et al. CA Cancer J Clin. 2003;53:5-26. 2Balch C, et al. J Clin Oncol. 2001;10:3635-3548. 3Interferon-A Prescribing Information

Effective Therapy in Advanced-Stage Melanoma is an Unmet Medical Need Current therapies offer limited benefit to patients, with significant toxicity and limited efficacy Survival rates for patients with advanced metastatic melanoma have not changed significantly over the past 25 years There is a significant unmet need for an effective and well-tolerated therapy for advanced-stage melanoma

Canvaxin(tm) Specific Active Immunotherapy

Canvaxin(tm) - Specific Active Immunotherapy (Therapeutic Cancer Vaccine) An anti-tumor response is mounted against cells that express one or more Canvaxin(tm) antigens Tumor Cells Activated T- cells and antibodies produced by B cells circulate to the tumor Antibodies Once injected, the antigens in Canvaxin(tm) stimulate tumor- fighting cells in the immune system Antigen- Presenting Cells Canvaxin(tm) B cells T cells Circulating T cells

Formulation Whole Cells-Viable but replication incompetent May stimulate a stronger and more enduring immune response Antigen Expression Polyvalent-Stimulates immune response to multiple antigens May overcome tumor heterogeneity Potential application in multiple cancers Source Allogeneic Tissue Culture Cell Lines Off-the shelf product Standardized manufacturing and quality control Reduced manufacturing costs Dosing 33 doses over 5 years Chronic dosing schedule to maintain tumor immunity The CanvaxinTM Approach

The Heterogeneity of Melanoma Heterogeneic Clones

Common Tumor- Associated Antigens (32) Melanoma-Associated Antigens (6) 810 peptide Beta-HCG CEA Fetal Antigen Gp 70 GD1b GD2,3 GM2,3 GT1b HER-2/neu HSP-90 Ki67 LAGE MAGE 1-4 Muc 1, 18 NY-ESO-1 O-Acetyl GD3 p53 Ras S-100 Sialyl Lewisa,x TA-90 Telomerase Topoisomerase Iia, IIa WT-1 Gp 100/pmel 17 HMW melanoma antigen Lipoprotein 180 MART-1/Melan A TRP-1 Tyrosinase Canvaxin(tm) Antigen Expression

Specific Active Immunotherapy Products Studied in Phase 3 Clinical Trials Phase 3 Tumor Type Polyvalent Whole Cell Allogeneic Cell-Based Canvaxin(tm) Melanoma Y Y Y Melacine(r) Melanoma Y N Y Oncophage(tm) Melanoma Y N N GMK(tm) Melanoma N N N Theratope(tm) Breast N N N Provenge(tm) Prostate N N N

CanvaxinTM Phase 2 Clinical Trial Data

Pre treatment >100 raised nodules Post 4 months melanin pigment in macrophages only Currently NED 13 yrs, demonstrating long term durable response 29 In-Transit Melanoma Phase 2 Trial

54 patients with in-transit melanoma administered Canvaxin(tm) in Phase 2 clinical trials between 1985-1997 Source: Hsueh et al., Cancer, 1999; 85: 2160-2169 N % Complete Response 7 13% Partial Response 2 4% Minor Response 2 4% Mixed Response 4 7% Stable Disease 7 13% Progression 32 59% In-Transit Melanoma - Phase 2 Data

P=0.0001 n Med OS 5-yr CanvaxinTM After '85 935 56.4 mos 49% Control After '85 666 32.4 mos 38% Control Before '85 1001 31.9 mos 37% Post Surgical Adjuvant Treatment with CanvaxinTM in Phase 2 Clinical Trials Retrospective analysis of patients with Stage III melanoma treated with CanvaxinTM compared with historical controls Source: Morton et al., Annals of Surgery, Oct 2002

n Med OS CanvaxinTM 739 55.3 mos Control 739 31.6 mos 5-yr 48.8% 36.8% P=0.0001 *Matched According to: Tumor Burden Nodal Status Primary T-Stage Ulceration Age Sex Source: Morton et al., Annals of Surgery, Oct 2002 Matching* by 6 Prognostic Factors: Post Surgical Adjuvant Treatment with CanvaxinTM Phase 2 Clinical Trials Retrospective analysis of patients with Stage III melanoma treated with Canvaxin(tm) compared with historical controls

0 1 2 3 4 5 Canvaxin 100 91 80 70 66 60 51 45 41 40 39 Non-Canvaxin 100 91 66 51 40 34 29 28 26 22 20 Source: Hsueh et al., Journal of Clinical Oncology, Dec 2002 Time (Years) P=0.0009 Survival (Percent) 100% 80% 60% 40% 20% 0% n Med OS CanvaxinTM 107 38 mos Control 107 19 mos 5-yr 39% 20% Post Surgical Adjuvant Treatment with CanvaxinTM Phase 2 Clinical Trials Retrospective analysis of patients with Stage IV melanoma treated with CanvaxinTM compared with historical controls Matching* by 3 Prognostic Factors: *Matched According to: Site of Metastasis Number of organs involved Sex

Phase 1/2 Clinical Trial Safety Experience Approximately 2,600 patients have received CanvaxinTM in Phase 1/2 clinical trials CanvaxinTM was generally well tolerated, with most patients experiencing mild to moderate events Adverse events observed included: Stinging, itching or redness at the site of injection or irritation or ulceration at the site of injection Fatigue or flu-like symptoms such as headache, muscle aches, joint aches, fever, nausea, vomiting, cough, chills, or loss of appetite A small number of patients experienced a drop in white blood cell count or vitiligo (white skin patches) Two patients experienced degeneration of part of their retinas (known as melanoma associated retinopathy) Source: Data on file

CanvaxinTM Phase 3 Clinical Trials

Canvaxin(tm) Phase 3 Clinical Trials Surgical Adjuvant Stage III Melanoma Stage IV Melanoma Surgery to Remove Clinically-Detectable Metastases Renders patients clinically free of disease Removes tumors that are immunosuppressive Lymph node metastases Primary tumor Distant organ metastases Primary tumor (previously resected)

Stage III Melanoma Protocol MMAIT-III

- Randomized, double-blind, placebo controlled trial
- Primary Endpoint: Overall Survival
- N= 1,118

Surgical Resection Rendering Patient NED →

Stratification Factors

Number of tumor-involved lymph nodes: 1, 2-4, 5+

Clinical status: Nonpalpable/ palpable nodes

→ **Randomize**

→ **Canvaxin™**
TICE® BCG
(first two doses only)

→ **Placebo**
TICE® BCG
(first two doses only)

CancerVax™

Stage IV Melanoma Protocol
MMAIT-IV

- Randomized, double-blind, placebo controlled trial
- Primary Endpoint: Overall Survival
- N=670

Surgical Resection Rendering Patient NED →

Stratification Factors

Number of individual lesions: 1, 2-3, 4-5

Site of mets: M1a: soft-tissue & nodal mets
M1b: visceral mets

→ **Randomize**

→ **Canvaxin™**
TICE® BCG
(first two doses only)

→ **Placebo**
TICE® BCG
(first two doses only)

CancerVax™

Canvaxin(tm) Dosing Administration Schedule Year 1 Post Surgery Canvaxin(tm)+BCG Week 2 Canvaxin(tm)+BCG Weeks 4, 6, 8 Canvaxin(tm) Monthly Canvaxin(tm) 15 doses/yr Year 2 Bi-monthly Canvaxin(tm) 6 doses/yr Years 3, 4 and 5 Quarterly Canvaxin(tm) 4 doses/yr 33 doses over 5 years

Phase 3 Clinical Trial Sites 80 current sites

American Society of Clinical Oncology 2004 Annual Meeting Poster Session, Monday, June 7 8:00-12:00 Hall A Abstract # 2543- D. L. Morton, MD, et al "Active specific immunotherapy with a polyvalent cancer vaccine prolongs survival in AJCC stage IV melanoma"

Summary Advanced-stage melanoma is a disease of high unmet medical need CanvaxinTM is a whole cell, polyvalent, specific active immunotherapeutic in Phase 3 clinical trials for advanced- stage melanoma Approximately 2,600 patients have been treated with CanvaxinTM in Phase 1 or 2 clinical trials Tumor regression of melanoma metastases has been observed in patients with in-transit melanoma Evidence for prolonged survival demonstrated in retrospective, matched pair analyses of patients with Stage III and Stage IV melanoma Frequency and severity of adverse events observed were low CanvaxinTM is nearing completion of enrollment in a large randomized, double blind, placebo controlled, Phase 3 trial in patients with Stage III melanoma

The Epidermal Growth Factor Receptor (EGFR) Signaling Pathway and Its Role in Cancer: Interrelationship Between Ligand and Receptor

Tumors Displaying EGFR Dysregulation

HER Receptor Family and Their Ligands

EGFR Signaling Pathway: EGF Activation

EGFR Signaling Pathway: TGF-^ Activation

Incidence of EGFR Dysregulation in Selected Human Tumors

Tumors	% EGFR Expression
Breast	14–91
Colorectal	25–77
Brain	40–60
Head & neck	95
NSCLC	40–80
Ovarian	35–70
Pancreatic	30–50
Prostate	62–71

Salomon et al. *Crit Rev Oncol Hematol.* 1995;19:183; Moscatello et al. *Cancer Res.* 1995;55:5536; Garcia de Palazzo et al. *Cancer Res.* 1993;53:3217; Kumar et al. *Cancer Lett.* 1998;134:177; Nagane et al. *Cancer Lett.* 2001;162:S17.

CancerVax™

EGFR Intracellular Tyrosine Kinase Domain Inhibition


TGFα
EGF
EGFR
(HER1)
(ErbB-1)
EGFR
(HER1)
(ErbB-1)

FDA approved products:

- Gefitinib (Iressa™) – AstraZeneca

Products in development:

- Lapatinib (GW 2016) GSK
  Phase 3
- Erlotinib (Tarceva™)
  OSI/Genentech/Roche
  Phase 3
- EKB569 Wyeth
  Phase 2
- Canertinib (CI-1033) Pfizer
  Phase 2
- PKI116 and AEE788 Novartis
  Phase 1

CancerVax™

EGFR Tyrosine Kinase Inhibition: Demonstrated Efficacy Gefitinib (Iressa(tm)) AstraZeneca: Approved by FDA Demonstrated an overall response rate of 10.6% with a median duration of response of 7.0 months in refractory NSCLC Erlotinib (Tarceva(tm)) OSI/Genentech/Roche Phase 3 Demonstrated an increase in overall survival in advanced NSCLC patients in a randomized Phase 3 clinical trial

EGFR Extracellular Domain Inhibition Passive Immunotherapy (Monoclonal antibodies) FDA approved products: Cetuximab (ERBITUX(tm)) Imclone/BMS Products in development: ABX-EGF Abgenix Phase 2 EMD 72000 Merck KGaA Phase 2 R-3 (TheraCIM) CIM/YM Biosciences Phase 2 MDX447 Medarex Phase 2 HuMax EGFR Genmab Phase 1

EGFR Extracellular Domain Inhibition : Demonstrated Efficacy Passive Immunotherapy (Monoclonal Antibodies) Cetuximab (ERBITUX(tm)) Imclone/Bristol Myers Squibb: Approved by FDA An overall response rate of 22.9% with a median duration of response of 4.1 months was observed in combination with chemotherapy in refractory metastatic colorectal cancer ABX-EGF Amgen/Abgenix Phase 2 Response rates in the range of 10-15% have been observed in Phase 2 studies for ABX-EGF in metastatic colorectal cancer

EGFR Extracellular Domain Inhibition Specific Active Immunotherapy (Therapeutic cancer vaccines) SAI-EGFR-ECD CIM Preclinical

Ligand Targeted EGFR Pathway Inhibition Specific Active Immunotherapy (Therapeutic cancer vaccines) SAI-EGF CIM Phase 1/2 Induces the immune system to produce antibodies, which bind to EGF reducing circulating EGF levels. This leads to decreased signaling through EGFR SAI-TGF-^ CIM Preclinical

SAI-EGF Overview Specific active immunotherapeutic Recombinant human EGF coupled to an immunogenic carrier protein, p64K, and administered with an adjuvant Reduces circulating EGF levels Only therapeutic agent currently known to be in clinical development targeting EGF Phase 1/2 trials conducted in Canada, UK, and Cuba Studied in NSCLC Immune response correlated with increased survival in pooled analyses of Phase 1/2 pilot studies

SAI-EGF NSCLC Trial Results Good antibody responders = antibody titers of at least 1:4000 and at least 8x pre-immunization titer values (Source: Annals of Oncology 14: 461-466, 2003) Patients Number of Patients Median Survival Good Antibody Responders* 19 9.1 months Poor Antibody Responders 21 4.5 months Pooled results of two clinical trials (N=40 total) Advanced NSCLC 20 Time (Months) 25 Good Antibody Response Poor Antibody Response P<0.05 Cumulative (Survival) 100% 80% 60% 40% 20% 0% 5 0

Specific Active Immunotherapy: Summary Unique mechanism of action Stimulate patient's immune system to develop antibodies against the target, in this case EGF, TGF-^, or EGFR Antibodies block EGF from binding to its receptor and decrease signaling through EGFR SAI-EGF and SAI-TGF-^ (ligand targeted EGFR inhibition) approach analogous to Avastin(tm), which binds vascular endothelial growth factor (VEGF), the molecule that activates the VEGF receptor Potential for use in combination with each other, with other signal transduction inhibitors, other novel agents, or with chemotherapy

SAI-EGF Data: Monday, June 7 Poster discussion session Developmental Therapeutics: Immunotherapy Abstract #2514 "Vaccination with epidermal growth factor (EGF) for non- small cell lung cancer therapy: Preliminary results from a randomized phase II clinical trial" T. Crombet 8:00 AM-12:00 PM Display location: room #356 11:00 AM-12:00 PM Discussion location room #355 General poster session Developmental Therapeutics: Immunotherapy Abstract #2548 "Therapeutic vaccination with epidermal growth factor (EGF) in advanced lung cancer: analysis of pooled data from three clinical trials," G. Gonzalez 8:00 AM-12:00 PM Display location: Hall A

Conclusions Dysregulation of the EGFR pathway is associated with poor prognosis in multiple solid tumors Two approaches to EGFR inhibition are approved Tyrosine kinase inhibition Extracellular domain blockade via monoclonal antibodies Therapeutics that block the EGFR pathway in novel ways are of interest Agents that target growth factors such as EGF and/or TGF-^ are in development Specific active immunotherapy may offer a novel approach for the inhibition of the EGFR pathway and could be complimentary to currently approved drugs